UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 9, 2015

Date of report (Date of earliest event reported)

Nexvet Biopharma

public limited company

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36828	98-1205017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

National Institute for Bioprocessing Research and Training

Fosters Avenue, Mount Merrion, Blackrock, Co. Dublin, Ireland

(Address of principal executive offices, including Zip Code)

+353 1 215 8100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 9, 2015, the Nexvet Biopharma public limited company (the “Company”) issued a press release regarding the status of its NV-01 pivotal field safety and efficacy study. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated March 9, 2015 providing an update on pivotal field safety and efficacy study for NV-01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexvet Biopharma public limited company

By:	/s/ Mark Heffernan, Ph.D
Name:	Mark Heffernan
Its:	Chief Executive Officer

Date: March 9, 2015

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated March 9, 2015 providing an update on pivotal field safety and efficacy study for NV-01